Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements on Form S-8 (No. 333-228985 and No. 333-227470) of FVCBankcorp, Inc. of our reports dated March 16, 2026, relating to the consolidated financial statements and internal control over financial reporting, appearing in this Annual Report on Form 10-K of FVCBankcorp, Inc. for the year ended December 31, 2025.
/s/ YOUNT, HYDE & BARBOUR, P.C.
Winchester, Virginia
March 16, 2026